Exhibit 99.1

PRESS RELEASE

Reviva Pharmaceuticals Holdings, Inc. Reports Second Quarter 2021 Financial Results and Recent Business Highlights

-Closed Underwritten Public Offering of Common Stock and Warrants Resulting in Gross Proceeds of $34.5 Million

- Expected to Initiate Pivotal Phase 3 Clinical Trial in Schizophrenia in Q4’21

-$35.8 Million in Cash as of June 30, 2021

Cupertino, Calif., August 16, 2021 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), cardiovascular, metabolic, and inflammatory diseases, today reported financial results for the second quarter of 2021 and summarized recent business highlights.

“We believe the recent closing of our successful public offering, resulting in gross proceeds of $34.5 million, supported by institutional investors, provides the capital resources to proceed with a pivotal Phase 3 trial of brilaroxazine in patients with schizophrenia,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Brilaroxazine demonstrated clinical benefit across the hallmark symptoms of schizophrenia and we expect to initiate our upcoming Phase 3 trial in Q4-2021.”

Recent Business Highlights

Reviva Closed Public Offering Resulting in Gross Proceeds of $34.5 Million

In May, Reviva announced the closing of a successful public offering of $34.5 million in gross proceeds from the financing activities. The transaction was led by well known healthcare institutional investors. The funds will be used primarily to proceed with a pivotal Phase 3 study of brilaroxazine (RP5063) for the treatment of acute and maintenance schizophrenia, and for working capital and other general corporate purposes.

Reviva Added to Russell Microcap® Index

In June, Reviva announced it has joined the broad-market Russell Microcap® Index at the conclusion of the Russell U.S. Indexes annual reconstitution, which has raised awareness among the investment community at an opportune time, as the Company plans to initiate its pivotal Phase 3 trial in Schizophrenia. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell’s U.S. indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

Anticipated Events and Targeted Milestones for 2021

●	Initiate a pivotal, double-blind Phase 3 study in acute schizophrenia
●	Regulatory submissions to the U.S. Food and Drug Administration (FDA) for initiating Phase 2 studies in pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF)

PRESS RELEASE

●	Pursue partnership opportunities for the development of our pipeline
●	Evaluate grant and other non-dilutive financing opportunities for our product candidates from relevant Federal and State Agencies and Foundations

Second Quarter 2021 Financial Results

The Company reported a net loss of approximately $2.6 million, or $ 0.23 per share, for the quarter ended June 30, 2021, compared to a net loss of approximately $1.6 million, or $0.58 per share, for the same period in 2020.

Cash provided by financing activities in the second quarter totaled $31.5 million related to the net proceeds from equity financing completed in June 2021.

As of June 30, 2021, the Company’s cash and cash equivalents totaled approximately $35.8 million compared to approximately $0.2 million for the same period in 2020.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash and cash equivalents at the quarter end June 30, 2021 will be sufficient to cover general operating expenses into the second half of 2022.

About Reviva’s Lead Drug Candidate Brilaroxazine (RP5063)

Brilaroxazine (RP5063) is a novel serotonin and dopamine receptor modulator that is being evaluated in diseases characterized by dysfunctional serotonin signaling including neuropsychiatric (e.g. schizophrenia, bipolar disorder, depression and attention deficit hyperactivity disorder) and pulmonary indications (e.g. IPF and PAH). In a successful multinational, multicenter, double-blind Phase 2 study in 234 patients with acute schizophrenia or schizoaffective disorder, brilaroxazine met its primary endpoint, reducing Positive and Negative Syndrome Scale (PANSS) total score and demonstrating statistically significant improvements for secondary endpoints evaluating social functioning, and positive and negative symptoms. A full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. Reviva believes that in this completed Phase 2 study brilaroxazine met all safety endpoints, with no weight gain, no increase in blood sugar and lipids, and no cardiac or endocrine adverse effects compared to placebo. The U.S. Food and Drug Administration (FDA) has agreed to consider a potential ‘Superior Safety’ label claim if there is a positive outcome on a relevant endpoint in a pivotal Phase 3 study in patients with schizophrenia.

The Company believes brilaroxazine has the potential to delay disease progression in PAH and IPF. Brilaroxazine has already received Orphan Drug Designation by the U.S. FDA for the treatment of these conditions.

To learn more about the clinical and preclinical data available for brilaroxazine, please visit revivapharma.com/publications.

PRESS RELEASE

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and R1208 in the United States (U.S.), Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com